Exhibit 10.3

__________, 2011

Grassmere Acquisition Corporation
801 W. 47th Street
Suite 400
Kansas City, Missouri 64112

Re:           Initial Public Offering

Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Grassmere Acquisition Corporation, a Delaware corporation (the “Company”) and Lazard Capital Markets LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 7,500,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of the Common Stock (each, a “Warrant”).  The Units sold in the Public Offering shall be quoted and traded on the Over-the-Counter Bulletin Board quotation system pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”).  Certain capitalized terms used herein are defined in paragraph 6 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 24 months from the date of the Prospectus, he or she shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account which is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.  The undersigned agrees that he or she will not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete a Business Combination within 24 months from the date of the Prospectus unless the Company provides the Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less any interest the Company may withdraw for working capital requirements, divided by the number of then outstanding Offering Shares.

2.           (a)  The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he or she shall vote all the Founder Shares and any shares acquired by him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination.

(b)           To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,125,000 shares of Common Stock (as described in the Prospectus), the undersigned agrees that he or she shall return to the Company for cancellation, at no cost, the number of Founder Shares held by him or her determined by multiplying 13,587 by a fraction, (i) the numerator of which is 1,125,000 minus the number of shares of the Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,125,000.  The undersigned further agrees that to the extent that (a) the size of the Public Offering is increased or decreased and (b) the undersigned has either purchased or sold shares of the Common Stock or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Public Offering, then (i) the references to 1,125,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Public Offering and (ii) the reference to 13,587 in the formula set forth in the immediately preceding sentence shall be adjusted proportionately by the percentage increase or decrease in the size of the Public Offering.  In addition, a portion of the Founder Shares held by him or her in an amount equal to 25% of the number of Founder Shares held by him or her immediately after the Public Offering (the “Earnout Shares”), shall be returned to the Company for cancellation, at no cost, pursuant to the following schedule: (i) unless the last sales price of the Company’s stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within twenty-four (24) months following the closing of the Company’s initial Business Combination or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), 50% of the Earnout Shares shall be returned to the Company for cancellation, and (ii) unless the last sales price of the Company’s stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within thirty-six (36) months following the closing of the Company’s initial Business Combination or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), 50% of the Earnout Shares shall be returned to the Company for cancellation.

(c)           The undersigned acknowledges that he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by him or her.  The undersigned hereby further waives, with respect to any shares of the Common Stock held by him or her, any redemption rights he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) he or she holds if the Company fails to consummate a Business Combination within 24 months from the date of the Prospectus).

(d)           In the case of any of the Founder Shares owned by the undersigned, until one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination (such applicable period being the “Founder Lock-Up Period”), the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to, the Founder Shares owned by him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares owned by him or her, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(e)  Until 30 days after the completion of the Company’s initial Business Combination (“Private Placement Warrant Lock-Up Period”), the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to, the Private Placement Warrants and the respective Common Stock underlying the Private Placement Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Private Placement Warrants and the respective Common Stock underlying the Private Placement Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(f)           Notwithstanding the provisions of paragraphs 2(d) and 2(e) herein, the undersigned may transfer the Founder Shares and/or Private Placement Warrants and the Common Stock underlying the Private Placement Warrants (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of Grassmere Acquisition Holdings, LLC (the "Sponsor") or to any member(s) of the Sponsor; (ii) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the undersigned; (iv) pursuant to a qualified domestic relations order; (v) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vi) in the event that, subsequent to the consummation of the Company’s initial Business Combination, the Company consummates a merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property; provided, however, that, in the case of clauses (i) through (iv), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraphs 2(d) and 2(e) herein, as the case may be.

(g)           Further, the undersigned agrees that after the Founder Lock-Up Period or the Private Placement Warrant Lock-Up Period, as applicable, has elapsed, the Founder Shares and/or Private Placement Warrants and the Common Stock underlying the Private Placement Warrants shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and the undersigned each acknowledge that pursuant to that certain registration rights agreement to be entered into between the Company, the Sponsor and the Company’s independent directors, each of the holders of the Founder Shares and Private Placement Warrants may request that a registration statement relating to the Founder Shares and the Private Placement Warrants and the share of Common Stock underlying the Private Placement Warrants be filed with the Commission prior to the end of the Founder Lock-Up Period or the Private Placement Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period or the Private Placement Warrant Lock-Up Period, as applicable.

3.           The undersigned’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background.  The undersigned’s questionnaire furnished to the Company is true and accurate in all respects.  The undersigned represents and warrants that:

(a)           the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)           the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

4.           Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a)           repayment of a loan of up to $376,527 made to the Company by the Sponsor and an affiliate of the Sponsor, pursuant to a Promissory Note, dated April 21, 2011 and a Promissory Note dated June 6, 2011 ;

(b)           payment of an aggregate of $15,000 per month to Grassmere Partners, LLC, for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement, dated __________, 2011;

(c)           reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $1,500,000 in interest income (net of franchise and income taxes payable; and

(d)           repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $1,500,000 in interest income (net of taxes payable on such interest).

5.           The undersigned has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

6.           As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 2,156,250 shares of the Common Stock of the Company initially acquired by the Sponsor for an aggregate purchase price of $25,000, or approximately $0.01 per share, prior to the consummation of the Public Offering, of which 104,168 shares were subsequently transferred to the undersigned; (iii) “Private Placement Warrants” shall mean the Warrants to purchase up to 4,316,667 shares of the Common Stock of the Company that are acquired the sponsor and the independent directors of the Company for an aggregate purchase price of $3,237,500, or $0.75 per Warrant in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering will be deposited.

7.           This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.  This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

8.           Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.  This Letter Agreement shall be binding on the undersigned and each of his or her heirs, personal representatives and assigns.

9.           This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

11.         This Letter Agreement shall terminate on the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by September 30, 2011.

[Signature page follows]

Sincerely,

Acknowledged and Agreed:

GRASSMERE ACQUISITION CORPORATION

By:
Name: Brian M. Hagenhoff
Title: Chief Financial Officer